                                                                   Exhibit 10.8


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


     This Amendment No. 1 amends that certain Agreement and Plan of Merger dated April 9, 1996 (the "Agreement"), by and among Tanisys Technology, Inc. ("Tanisys"), Tanisys Acquisition Corp. II ("Tanisys Acquisition"), DarkHorse Systems, Inc. ("DarkHorse"), Gary W. Pankonien, Archer Lawrence and Jack Little (collectively, the "Owners") as follows:

     1. Section 1.2, CONVERSION OF SHARES, is hereby amended in its entirety to read as follows:

          "Section 1.2 CONVERSION OF SHARES. Upon the latter of the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware or the issuance of a Certificate of Merger by the Secretary of State of the State of Texas (the "Effective Date"), the issued and outstanding shares of common stock, no par value per share, of DarkHorse (the "DarkHorse Common Stock"), subject to the fulfillment of the conditions precedent set forth under Article 6, including the simultaneous closing of that certain Agreement and Plan of Merger dated April 9, 1996, by and between Tanisys Technology, Inc., Tanisys Acquisition Corp. and 1st Tech Corporation and Gary W. Pankonien and the applicable statutory provisions with respect to appraisal rights, any applicable withholding requirements and adjustment as herein provided, shall be converted into and become, and there shall be paid and issued, in exchange for the DarkHorse Common Stock an aggregate of 1,200,000 shares of Tanisys common stock, no par value per share (the "Tanisys Common Stock"), such that each share of DarkHorse Common Stock outstanding on the Effective Date, not to exceed 1,200,000 shares of DarkHorse Common Stock in the aggregate, is exchanged for one (1) share (the "Exchange Ratio") of Tanisys Common Stock, with any excess shares of DarkHorse Common Stock resulting in a reduction in the per-share Exchange Ratio. As used in this Agreement, "Merger Consideration" shall mean the aggregate of 1,200,000 shares of Tanisys Common Stock exchanged for DarkHorse Common Stock in the Merger at the Exchange Ratio. Each share of DarkHorse Common Stock held in the treasury of DarkHorse or by a wholly owned subsidiary of DarkHorse shall be cancelled as of the Effective Date and no portion of the Merger Consideration shall be payable with respect thereto.
     The Merger Consideration shall be reduced by the amount otherwise payable or issuable to holders of DarkHorse who exercise dissenters' rights, if any, in connection with the Merger based upon such shareholders' ownership of DarkHorse Common Stock outstanding on the Effective Date. The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the date of this Agreement applicable to shares of DarkHorse Common Stock or Tanisys Common Stock held of record on or before the Effective Date."

     2. Section 2.3, CAPITALIZATION, is hereby amended in its entirety to read as follows:

          "Section 2.3 CAPITALIZATION. The authorized capital stock of DarkHorse consists of 100,000,000 shares of DarkHorse Common Stock, no par value, of which, as of the date hereof, 1,155,000 shares of DarkHorse Common Stock are validly issued and outstanding, fully paid and nonassessable, and upon the Effective Date, there will be no more than 1,200,000 shares of DarkHorse Common Stock validly issued and outstanding, fully paid and nonassessable. As of the date of this Agreement, there are no shares of DarkHorse Common Stock held in the treasury of DarkHorse and there are no other shares of the capital stock of DarkHorse. As of the date hereof, except as disclosed in DarkHorse's Disclosure Schedule, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from DarkHorse, any shares of its capital stock. No shares of DarkHorse's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except pursuant to the Texas Act, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of DarkHorse or on the ability of DarkHorse to declare and pay dividends. There are no outstanding obligations of DarkHorse to repurchase, redeem or otherwise acquire any capital stock or other securities of DarkHorse."

     3. Section 4.1, TITLE TO SHARES, is hereby amended in its entirety to read as follows:
               "Section 4.1 TITLE TO SHARES. Immediately prior to the Closing, the Owners shall be the lawful Owners and holders of an aggregate of no more than 1,200,000 shares of DarkHorse Common Stock and, on the Effective Date, shall hold all such shares free and clear of any encumbrances or liens."

     5. All references to "1,500,000" shares of DarkHorse Common Stock or Tanisys Common Stock in documents relating to the Agreement, including but not limited to the exhibits and schedules attached to the Agreement, are hereby changed to "1,200,000."

     6. Section 5.16, REGISTRATION STATEMENT, is hereby added to the Agreement, as follows:

               "Section 5.16 REGISTRATION STATEMENT. In the event Tanisys elects to file a Registration Statement on Form S-1 or S-3 with the Securities and Exchange Commission ("SEC") and is requested to do so by the Owners, Tanisys agrees to register for sale up to 20,000 shares of the Merger Consideration for the Owners and to cause such Registration Statement to become effective as promptly as practical thereafter and to maintain the effectiveness of such Registration
     Statement until the earlier of the sale of the shares registered thereby or the second anniversary of the Effective Date. Tanisys shall be permitted to include on any such Registration Statement shares of the Tanisys Common Stock to be issued (i) by the company or by stockholders with registration rights directly to the public and/or to institutional investors for cash, or (ii) by stockholders receiving registration rights in connection with any acquisitions to be completed by Tanisys prior to, simultaneously with, or subsequent to, completion of the Merger. Tanisys shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the shares of the Tanisys Common Stock to be issued as set forth in this Agreement or the listing of such shares of the Tanisys Common Stock on the NASDAQ National Market System, subject to official notice of issuance. The Owners shall furnish to Tanisys, in writing, all information and covenants concerning DarkHorse, the other holders of the DarkHorse Common Stock and the proposed methods of sale or other disposition of the registered shares as Tanisys, any underwriter, the SEC and/or any state or other regulatory authority may request in connection with the registration of any shares or any action required by Tanisys. The Owners will cooperate with Tanisys and use reasonable efforts to assist Tanisys in, and Tanisys will bear all costs and expenses (including its legal, accounting and printing costs and filing fees payable to the SEC and other governmental bodies) related to, the preparation and filing of the Registration Statement and all other necessary documentation and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to effect the registration of the 20,000 shares of the Merger Consideration on the Registration Statement. The Owners agree to execute, deliver and/or file with or supply to Tanisys, any underwriter, the SEC and/or any state or other regulatory authority such information as is necessary to carry out the provisions of this Section or to effect the registration or qualification of the shares under applicable securities laws and regulations of any jurisdiction and such information as Tanisys may reasonably require to ensure that the transfer or disposition of the registered shares is not in violation of any applicable securities laws. The parties shall also enter into an agreement to provide reciprocal indemnities to the other party for representations made in such Registration Statement and related documents. Each of the Owners further agrees to furnish to Tanisys not later than every thirty (30) days after the date of effectiveness of the Registration Statement a report of the number of registered shares sold during such thirty (30)-day period and to cancel any orders to sell and/or to reverse any sales of registered shares which orders and/or sales, in Tanisys' opinion, based upon the opinion of legal counsel experienced in securities law matters were effected in violation of applicable federal or state securities laws.
     At its expense, Tanisys will furnish to each of the Owners such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case, including all Exhibits) and such number of copies of the prospectus included in such Registration
     Statement as they shall request. Tanisys will notify the Owners of any shares covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under applicable securities laws, (ii) of the happening of any event as a result of which the prospectus included in such Registration Statement as then in effect includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or (iii) of any other occurrence which, under applicable securities laws, requires the prospectus to be revised or updated (and upon receipt of such notice and until a supplemented or amended prospectus is available, each of the Owners will cease to offer or to sell any shares covered by the Registration Statement and will return all copies of the prospectus to Tanisys if requested to do so by Tanisys and will not sell any of the shares until provided with a current prospectus and notice from Tanisys that they may resume their selling efforts). Upon the occurrence of any of the events described in clauses (ii) or (iii) of the preceding sentence, Tanisys agrees to use its best efforts to take all necessary actions to revise or update the prospectus as promptly as practical to the extent necessary for selling efforts to resume."

     7. All undefined capitalized terms used in this Amendment shall have the meanings set forth in the Agreement.

     8. All terms and conditions of the Agreement and related documents not specifically modified herein are hereby ratified and confirmed in their entirety.


     IN WITNESS WHEREOF, this Amendment No. 1 to the Agreement has been duly executed by each of the parties to the Agreement as of the 16th day of May, 1996.

Tanisys Technology, Inc.                Tanisys Acquisition Corp.



By:  /s/ MARK C. HOLLIDAY               By:  /s/ MARK C. HOLLIDAY
    --------------------------              --------------------------
     Chairman of the Board and               Chairman of the Board and
     Chief Executive Officer                 Chief Executive Officer


DarkHorse Systems, Inc.



By:  /s/ GARY W. PANKONIEN                   /s/ GARY W. PANKONIEN
   ---------------------------               -------------------------------
     Chairman of the Board and               Gary W. Pankonien, Individually
     Chief Executive Officer



     /s/ ARCHER LAWRENCE                     /s/ JACK LITTLE
-----------------------------                --------------------------------
Archer Lawrence, Individually                Jack Little, Individually